As filed with the Securities and Exchange Commission on March 3, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SIMS GROUP LIMITED
(Exact name of registrant as specified in its charter)

Victoria, Australia (State or other jurisdiction of incorporation or organization)	98-0490682 (I.R.S. Employer Identification No.)
Sims Group House
Level 6, 41 McLaren Street
North Sydney
New South Wales 2060, Australia
(61 2) 9956-9100
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Ordinary shares	New York Stock Exchange, Inc.*

American Depositary Shares, each representing one ordinary share	New York Stock Exchange, Inc.
*	Application to be made for listing, but not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-147659.
Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.          Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered that appears under the caption “Description of Sims Ordinary Shares” and “Description of Sims American Depositary Shares” in the prospectus that constitutes Part I of the registrant’s registration statement on Form F-4 (File No. 333-147659), initially filed with the Securities and Exchange Commission on November 28, 2007, as amended from time to time, is incorporated by reference into this registration statement. Any form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.
Item 2.          Exhibits.
     No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIMS GROUP LIMITED
Dated: March 3, 2008	By:	/s/ Jeremy L. Sutcliffe
Jeremy L. Sutcliffe
Group Chief Executive